Exhibit 99.1

PETMED EXPRESS, INC. D/B/A 1-800-PETMEDS ANNOUNCES ITS FINANCIAL RESULTS

FOR FISCAL 2016 AND ITS QUARTERLY DIVIDEND RAISED TO $0.19 PER SHARE

Fourth Quarter New Order Sales Increased 24%

Fourth Quarter Sales Increased 11%

Fourth Quarter Net Income Increased 9.4%

Pompano Beach, Florida, May 9, 2016 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the fiscal year ended March 31, 2016.  Net sales for the quarter ended March 31, 2016 were $55.4 million, compared to $50.0 million for the quarter ended March 31, 2015, an increase of 11%.  For the fiscal year ended March 31, 2016 net sales were $234.7 million, compared to $229.4 million for the fiscal year ended March 31, 2015, an increase of 2.3%.  The increase in sales for the quarter ended March 31, 2016 can be attributed to a 24% increase in new order sales, and an 8.4% increase in reorder sales.  Net income for the quarter ended March 31, 2016 was $5.4 million, or $0.27 diluted per share, compared to net income of $5.0 million, or $0.25 diluted per share, for the same quarter the prior year, an increase to net income of 9.4%.  Excluding a one-time charge for an IT-related discontinued project in the quarter ended September 30, 2014, net income for the fiscal year ended March 31, 2016 was $20.6 million, or $1.02 diluted per share, compared to net income of $18.5 million, or $0.92 diluted per share, for the fiscal year ended March 31, 2015, an increase to net income of 11%.  The one-time IT-related discontinued project cost of $1.7 million was expensed in fiscal 2015, and the after tax net impact of this charge was $1.1 million, or $0.05 diluted per share.  The Company’s online sales for the quarter ended March 31, 2016 were approximately 82% of all sales, compared to 81% for the same quarter the prior year.

Menderes Akdag, President and CEO, commented: “We saw sharp increases in both new order and reorder sales, helped in part by the unseasonably warmer weather in the March quarter.  We were encouraged with our advertising efficiency in the quarter, as our new customer acquisition costs were reduced to $32 for the quarter ended March 31, 2016 compared to $42 for the same quarter the prior year. During the March quarter we acquired approximately 116,000 new customers, compared to 97,000 new customers acquired in the same quarter the prior year.  Average order value was $83 for the March quarter compared to $81 for the same quarter the prior year. For the quarter ended March 31, 2016 our operating expenses decreased by about 185 basis points, which can be attributed to a reduction in advertising spending and the leveraging of our general and administrative expenses.  In fiscal 2017, we will be preparing to move into our new corporate headquarters and distribution facility, which is expected to occur in our third fiscal quarter.”

The Board of Directors declared an increased quarterly dividend of $0.19 per share on its common stock.  The dividend will be payable on May 27, 2016, to shareholders of record at the close of business on May 20, 2016.  The Company intends to continue to pay regular quarterly dividends; however the declaration and payment of future dividends is discretionary and will be subject to a determination by the Board of Directors each quarter following its review of the Company’s financial performance.

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the year-end financial results.  To access the call which is open to the public, dial (888) 455-1758 (toll free) or (203) 827-7025.  Callers will be required to supply PETMEDS as the passcode.  For those unable to participate in the live event, the call will be available for replay from 10:00 A.M. on May 9, 2016 until May 23, 2016 at 11:59 P.M.  To access the replay, call (800) 879-6405 (toll free) or (402) 220-4745 and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs and cats at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.  This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan.  Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2015.  The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 954-979-5995.

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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	March 31,
	2016	2015

ASSETS

Current assets:
Cash and cash equivalents	$37,639	$35,613
Short term investments - available for sale	-	15,591
Accounts receivable, less allowance for doubtful accounts of $13 and $8, respectively	1,724	1,931
Inventories - finished goods	25,586	25,068
Prepaid expenses and other current assets	2,435	1,380
Prepaid income taxes	243	-
Total current assets	67,627	79,583

Noncurrent assets:
Property and equipment, net	20,929	1,569
Intangible assets	860	860
Deferred tax assets	863	840
Total noncurrent assets	22,652	3,269

Total assets	$90,279	$82,852

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$5,004	$5,153
Accrued expenses and other current liabilities	2,080	2,214
Income taxes payable	-	50

Total liabilities	7,084	7,417

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized; 3 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized; 20,447 and 20,262 shares issued and outstanding, respectively	20	20
Additional paid-in capital	4,871	3,117
Retained earnings	78,295	72,343
Accumulated other comprehensive loss	-	(54)

Total shareholders' equity	83,195	75,435

Total liabilities and shareholders' equity	$90,279	$82,852

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except for per share amount)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2016	2015	2016	2015
	(UNAUDITED)
Sales	$55,392	$49,994	$234,684	$229,395
Cost of sales	37,729	33,055	158,388	153,125

Gross profit	17,663	16,939	76,296	76,270

Operating expenses:
General and administrative	5,137	4,899	21,301	21,101
Advertising	3,715	4,048	21,837	25,182
Discontinued project costs	-	-	-	1,714
Depreciation	226	173	770	660
Total operating expenses	9,078	9,120	43,908	48,657

Income from operations	8,585	7,819	32,388	27,613

Other income (expense):
Interest income, net	30	46	190	184
Realized loss on sale of short term investments	(74)	-	(74)	-
Other, net	75	(2)	63	1
Total other income	31	44	179	185

Income before provision for income taxes	8,616	7,863	32,567	27,798

Provision for income taxes	3,198	2,912	12,000	10,345

Net income	$5,418	$4,951	20,567	$17,453

Net change in unrealized gain (loss) on short and long term investments	87	(4)	54	(17)

Comprehensive income	$5,505	$4,947	$20,621	$17,436

Net income per common share:
Basic	$0.27	$0.25	$1.02	$0.87
Diluted	$0.27	$0.25	$1.02	$0.87

Weighted average number of common shares outstanding:
Basic	20,152	20,044	20,124	20,015
Diluted	20,322	20,146	20,254	20,136

Cash dividends declared per common share	$0.18	$0.17	$0.72	$0.68

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended
	March 31,
	2016	2015
Cash flows from operating activities:
Net income	$20,567	$17,453
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	770	660
Share based compensation	1,612	1,481
Discontinued project costs	-	1,714
Deferred income taxes	(23)	157
Bad debt expense	260	94
(Increase) decrease in operating assets and increase (decrease) in liabilities:
Accounts receivable	(53)	(264)
Inventories - finished goods	(518)	10,659
Prepaid income taxes	(243)	54
Prepaid expenses and other current assets	(1,055)	662
Accounts payable	(149)	(616)
Accrued expenses and other current liabilities	(65)	(61)
Income taxes payable	(50)	50
Net cash provided by operating activities	21,053	32,043

Cash flows from investing activities:
Proceeds from the sale of short term investments	15,591	-
Net change in investments	54	(68)
Purchases of property and equipment	(20,130)	(918)
Net cash used in investing activities	(4,485)	(986)

Cash flows from financing activities:
Dividends paid	(14,684)	(13,807)
Tax adjustment related to stock compensation	142	58
Net cash used in financing activities	(14,542)	(13,749)

Net increase in cash and cash equivalents	2,026	17,308
Cash and cash equivalents, at beginning of year	35,613	18,305

Cash and cash equivalents, at end of year	$37,639	$35,613

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$12,173	$10,026

Dividends payable in accrued expenses	$143	$212

Exhibit 99.1 Page 4 of 4